AllianceBernstein High Yield Fund, Inc.					Exhibit 77C
811-9160

77C - Matters submitted to a vote of security holders


The Annual Meeting of Stockholders of AllianceBernstein High Yield Fund (the "Fund") was held on November 15, 2005 and adjourned until December 6, 2005 and December 19, 2005. At the November 15, 2005 Meeting, with respect to the first item of business, the election of Directors, the required number of outstanding shares were voted in favor of the proposal, and the proposal was approved.
At the December 6, 2005 Meeting, the required number of outstanding shares voted in favor of the third item of business, the amendment, elimination or reclassification as non-fundamental of certain investment restrictions, and the fourth item of business, the reclassification of the Fund's investment objective as non fundamental with changes to the Fund's investment objectives, and the proposals were approved. At the December 19, 2005 Meeting with respect to the second item of business, the amendment and restatement of the Fund's charter, the required number of outstanding shares were voted in favor of the proposal, and the proposal was approved. A description of each proposal and number of shares voted at the Meetings are as follows:


Voted For
Withheld Authority
1. The election of the Directors, each such Director to serve a term of an indefinite duration and until his or her successor
   is duly elected and qualifies.






Ruth Block
33,659,125
913,400
David H. Dievler
33,655,005
917,520
John H. Dobkin
33,677,977
894,548
Michael J. Downey
33,669,876
902,649
William H. Foulk, Jr.
33,656,051
916,474
D. James Guzy
33,579,208
993,317
Marc O. Mayer
33,666,668
905,857
Marshall C. Turner, Jr.
33,682,433
890,092




 Voted For

  Voted
 Against


Abstained

Broker
Non-Votes
  2.   The amendment and
        restatement of the Charter.


27,780,310

1,004,745

2,599,608

      0

  3.   The amendment, elimination,
  or reclassification as
  non-fundamental, of the
  fundamental investment
  restrictions regarding:





3.A.  Diversification

28,273,910
1,371,494
420,699
6,012,740
3.B.  Issuing Senior Securities
        and Borrowing Money

28,142,147
1,521,006
402,949
6,012,740
3.C.  Underwriting Securities

28,204,705
1,464,989
396,409
6,012,740
3.D.  Concentration of Investments

28,214,177
1,433,716
418,209
6,012,740
3.E.  Real Estate and Companies
        That Deal In Real Estate

28,262,350
1,337,663
466,090
6,012,740
3.F   Commodity Contracts and
        Futures Contracts

28,103,482
1,509,669
452,951
6,012,740
3.G   Loans

28,153,205
1,468,060
444,837
6,012,740
3.L   Purchase of Securities on
        Margin

28,157,164
1,499,060
409,879
6,012,740
3.M   Short Sales

28,201,859
1,484,243
380,000
6,012,740





4.B   The reclassification of the
         Fund's fundamental
         investment objective as non-
         fundamental with changes to
         the Fund's investment
         objectives.

26,201,269
1,175,620
2,689,214
6,012,740




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